UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 717-426-1931

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As reported in Item 5.07 of this Form 8-K report, our stockholders approved an amendment to the Donegal Group Inc. 2011 Employee Stock Purchase Plan to increase the number of shares of our Class A common stock available for purchase under that plan from 300,000 shares to 500,000 shares and approved following plans at our annual meeting of stockholders held on April 18, 2019:

•	Donegal Group Inc. 2019 Equity Incentive Plan for Employees

•	Donegal Group Inc. 2019 Equity Incentive Plan for Directors

We attach each of these plans as an exhibit to this Form 8-K report. We incorporate by reference the descriptions of the material terms of each plan in our proxy statement for our 2019 our annual meeting of stockholders that we filed with the Securities and Exchange Commission on March 18, 2019.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As reported in Item 5.07 of this Form 8-K report, at our annual meeting of stockholders on April 18, 2019, our stockholders approved an amendment to our certificate of incorporation to increase the number of shares of our Class A common stock we have the authority to issue from 40.0 million shares to 50.0 million shares. We attach the certificate of amendment to our certificate of incorporation as an exhibit to this Form 8-K report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We held our annual meeting of stockholders on April 18, 2019. The results of the voting at our annual meeting of stockholders were as follows:

•

The total number of votes represented at the annual meeting in person or by proxy by the holders of our Class A common stock and the holders of our Class B common stock was 7,165,299 of the total of 7,861,783 votes entitled to vote at the annual meeting by the holders of all shares of Class A common stock and all shares of Class B common stock outstanding on the record date.

•

The total number of votes represented at the annual meeting in person or by proxy by the holders of our Class A common stock was 2,033,791 of the total of 2,285,008 votes entitled to vote at the annual meeting by the holders of all shares of Class A common stock outstanding on the record date entitled to vote as a separate class on the proposal to amend our certificate of incorporation.

•

At the annual meeting, the stockholders elected Scott A. Berlucchi, Barry C. Huber and S. Trezevant Moore, Jr. as Class C Directors to serve for a term of three years and until their successors take office. The votes cast for the election of Class C Directors were as follows:

	Number of Votes
	For	Withheld	Broker Non-Votes
Scott A. Berlucchi	6,836,999	70,861	257,439
Barry C. Huber	6,837,232	70,628	257,439
S. Trezevant Moore, Jr.	6,621,966	285,894	257,439

There were no other nominations of candidates for election as Class C Director. There were no abstentions with respect to the election of Class C Directors.

Our stockholders also voted to approve the following additional action:

•

Approval of an amendment to our certificate of incorporation to increase the number of shares of our Class A common stock we have the authority to issue from 40.0 million shares to 50.0 million shares.

Number of Votes by Holders of

Class A Common Stock and Class B Common Stock

Voting Together as a Single Class

For	Against	Abstain	Broker Non-Votes
7,065,754	97,331	2,214	—

Number of Votes by Holders of

Class A Common Stock Voting as a Separate Class

For	Against	Abstain	Broker Non-Votes
1,987,638	44,493	1,660	—

•

Approval of an amendment to our 2011 Employee Stock Purchase Plan to increase the number of shares of our Class A common stock available for purchase under the plan from 300,000 shares to 500,000 shares.

Number of Votes
For	Against	Abstain	Broker Non-Votes
6,855,171	51,471	1,217	257,440

•	Approval of our 2019 Equity Incentive Plan for Employees.

Number of Votes
For	Against	Abstain	Broker Non-Votes
6,107,294	795,901	4,664	257,440

•	Approval of our 2019 Equity Incentive Plan for Directors.

Number of Votes
For	Against	Abstain	Broker Non-Votes
6,272,261	629,824	5,774	257,440

•	Ratification of the selection by the audit committee of our board of directors of KPMG LLP as our independent registered public accounting firm for 2019.

Number of Votes
For	Against	Abstain	Broker Non-Votes
7,099,823	65,098	378	—

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to Certificate of Incorporation.

10.1	Donegal Group Inc. 2011 Employee Stock Purchase Plan, as amended.

10.2	Donegal Group Inc. 2019 Equity Incentive Plan for Employees.

10.3	Donegal Group Inc. 2019 Equity Incentive Plan for Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.

By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Executive Vice
President and Chief Financial Officer

Date: April 23, 2019